UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 24, 2002






                          Commission File Number 1-6563




                               SAFECO CORPORATION


                       State of Incorporation: Washington
                      I.R.S. Employer I.D. No.: 91-0742146

 Address of Principal Executive Offices: SAFECO Plaza, Seattle, Washington 98185

                             Telephone: 206-545-5000



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SAFECO Corporation and Subsidiaries


Item 5. Other Items



                    SAFECO renews credit facility agreements



     SEATTLE -- (Sept. 24, 2002) -- SAFECO (NASDAQ: SAFC) announced today that it has executed a $500 million three-year revolving credit facility. The facility, which will be used for working capital and general corporate purposes, expires in September 2005.
     This new credit facility replaces an $800 million credit facility that provided liquidity for SAFECO's $300 million commercial paper program as well as working capital for general corporate purposes. SAFECO has paid down and closed its commercial paper program through proceeds from its recent bond issuance.
     Bank of America N.A. is acting as administrative agent on the credit facility.
     SAFECO, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and related financial products through more than 17,000 independent agents and financial advisors. More information about SAFECO is available online at www.safeco.com.


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Forward-looking information is subject to risk and uncertainty


Statements made in this report that relate to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this report that are not historical information are forward-looking. The operations, performance and development of our business are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in or suggested by the forward-looking statements in this report. The risks and uncertainties include, but are not limited to:

o the ability to obtain rate increases and decline or non-renew underpriced insurance accounts;

o    achievement of premium targets and profitability;

o    realization of growth and business retention estimates;

o    achievement of decrease in large-commercial premium volume;

o    achievement of expense savings from consolidation of commercial operations;

o    achievement of overall expense reduction goals;

o success in implementing a new business entry model for personal and commercial lines;

o success in obtaining regulatory approval of price-tiered products and the use of insurance scores;

o    the ability to freely enter and exit lines of business;

o    negative changes to SAFECO's ratings by rating agencies;

o the effect of current insurance and credit ratings levels on business production;

o inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic sectors that increase the severity of claims;

o    availability of bank credit facilities;

o the profitability of the use of derivative securities by SAFECO Financial Products;

o    fluctuations  in interest  rates;

o    performance of financial markets;

o    a long-term period of low interest rates

o    changes in the mix of SAFECO's property and casualty book of business;

o    driving patterns;

o the competitive pricing environment, initiatives by competitors and other changes in competition;

o weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;

o    the occurrence of significant natural disasters, including earthquakes;

o the occurrence of significant man-made disasters, such as the attacks on September 11, 2001;

o    the occurrence of epidemics;

o    the occurrence of bankruptcies that result in losses under surety bonds;

o    the adequacy of loss reserves;

o    the availability of, pricing of, and ability to collect reinsurance;

o the ability to manage exposure to the Lloyd's of London underwriting market;

o    the ability to exclude and to reinsure the risk of loss from terrorism;

o    the success in integrating acquired businesses and operations;

o interpretation of insurance policy provisions by courts, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices;

o    the outcome of any litigation against SAFECO;

o legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates and availability of coverage;

o changes in tax laws and regulations that affect the favorable taxation of certain life insurance products or that decrease the usefulness of life insurance products for estate planning purposes; and

o    general economic and market conditions.


Because insurance rates in some jurisdictions are subject to regulatory review and approval, the achievement of rate increases may occur in amounts and on a time schedule different than planned, which may affect the efforts to restore earnings in the property and casualty lines. SAFECO assumes no obligation to update any forward-looking statements contained in this report.






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Signatures



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            SAFECO CORPORATION
                                            ------------------------------------
                                            Registrant

   Dated:   September 24, 2002              /s/ RICHARD M. LEVY
            -------------------------       ------------------------------------
                                            Richard M. Levy
                                            Vice President, Controller
                                            and Chief Accounting Officer